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                                                                   EXHIBIT 10.12

                              CONSULTING AGREEMENT


        This Consulting Agreement ("Agreement") is entered into as of August 5, 1998, by and between U30 Group LLC, a Tennessee limited liability company ("Consultant"), and Digital Entertainment Network, Inc., a Delaware corporation ("Company", and together with Consultant, the "Parties").

        This Agreement is entered into with reference to the following:

        A. Company is a Delaware corporation authorized to do business in California with power to own property and to employ such agents, representatives and consultants necessary to carry on the business and operations of Company. Company is a start-up corporation which intends to produce entertainment content and distribute it via the Internet and other methods of distribution;

        B. Consultant is a Tennessee limited liability company, a professional consultant to businesses, and desires to assist, through the services of its member and manager Edward Winter, Company with respect to its sales and marketing efforts; and

        C. Consultant and Company desire to agree upon the compensation payable to Consultant and to set forth their respective rights and obligations as to consulting services to be provided by Consultant to Company.

        Accordingly, the parties hereto agree as follows:

         1.    Services To Be Performed.

               During the term of this Agreement, Consultant will make Edward Winter available to consult with, and will cause Edward Winter to provide, on an exclusive full-time basis, consulting services to Company concerning the matters set forth on Schedule I attached hereto and incorporated herein by reference. Consultant hereby acknowledges and agrees that Company's decision to enter into this Agreement was based on the fact that Edward Winter will be providing services to Company on a full time exclusive basis hereunder on behalf of Consultant, and that Consultant may not use any other person to fulfill such responsibilities. A condition precedent to the Parties' obligations hereunder is the execution and delivery of the DEN Executive Employment Agreement, a form of which is attached hereto as Exhibit A, by each of Company and Edward Winter. The Parties agree that the services to be performed by Edward Winter on behalf of Consultant hereunder shall be performed primarily at Consultant's principal office in Knoxville, Tennessee, subject to such travel by Edward Winter as Company may reasonably require, taking into account, among other factors, Company's needs and Edward Winter's family obligations.

         2.    Term.
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        The term ("Term") of this Agreement will commence as of August 5, 1998 and will terminate as of December 31, 1998, unless terminated sooner pursuant to the terms of the Paragraph entitled "Termination," and subject to the Paragraph entitled "Obligations Upon Termination."

         3.    Compensation.

               (a) Cash Compensation. Subject to Paragraph 7 of this Agreement, as full and complete compensation for Consultant's services hereunder, and for all rights in and to the results and proceeds of such services, Company will pay to Consultant the sum (the "Compensation") of Four Hundred Thousand Dollars ($400,000) which shall be payable in equal installments semi-monthly.

         4.    Termination.

        Company has the right to terminate this Agreement subject to this Paragraph. No amounts shall be paid upon any termination of this Agreement, whether as liquidated damages or otherwise, except as specifically provided in the Paragraph entitled "Obligations Upon Termination."

               (a) Death or Disability.

                        (i) This Agreement shall automatically terminate upon Edward Winter's death; and

                        (ii) Company may terminate this Agreement, subject to any applicable Federal and state laws, in the event of Edward Winter's failure or inability to perform his duties hereunder on behalf of Consultant on an exclusive and full time basis due to his mental or physical disability. Edward Winter shall be deemed to be disabled, for purposes of this Agreement, if he is unable to perform with reasonable accommodation, by reason of physical or mental disability, his essential duties or obligations on behalf of Consultant hereunder, for a period of six (6) consecutive weeks.

               (b) Termination for Cause. Company may terminate this Agreement for "cause" at any time upon written notice to Consultant. As used herein, the term "cause" shall mean any one or combination of the following:

                        (i) Edward Winter's continuing failure (i) to substantially perform his services and duties on behalf of Consultant hereunder (including, without limitation, as described in Paragraphs 1, 13 and 14) or (ii) to comply with reasonable directions of his supervisors and the Board of Directors and/or their designees. In the event that a cure of any such failure is reasonably possible and practicable, the Board of Directors of Company (the "Board of Directors"), the President of the Company (the "President"), any of his supervisors and/or whomever is designated by the Board of Directors shall provide Consultant and Edward Winter fourteen (14) days' written notice and opportunity to cure the identified deficiencies;

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                      (ii) Consultant's material breach of this Agreement;

                      (iii) Edward Winter's gross negligence in the performance of his services and duties on behalf of Consultant hereunder;

                      (iv) Edward Winter's conviction of any crime (whether or not involving Company) which constitutes a crime of moral turpitude or is a felony; provided, however, that nothing in this Agreement shall obligate Company to pay the Compensation during any period that he is unable to perform his services and duties on behalf of Consultant hereunder due to any incarceration; provided, further, that nothing shall prevent the termination of this Agreement under another subparagraph of this Paragraph if it provides independent grounds for termination;

                       (v) Edward Winter's or Consultant's material violation of any written rule or regulation of Company applicable to him or it, as the case may be. In the event that a cure of any such failure is reasonably possible or practicable, the Board of Directors, the President, any of his supervisors and/or whomever is designated by the Board of Directors shall provide Edward Winter and Consultant fourteen (14) days' written notice and opportunity to cure the identified deficiencies;

                      (vi) Edward Winter's or Consultant's omission or act constituting fraud, dishonesty or misrepresentation relating to the business of Company or the provision of Consultant's services hereunder.

                      (vii) Edward Winter's failure to satisfy the requirements of the Immigration Reform and Control Act of 1986. In the event that a cure of any such failure is reasonably possible or practicable, the Board of Directors, the President, any of his supervisors and/or whomever is designated by the Board of Directors shall provide Edward Winter and Consultant fourteen (14) days' written notice and opportunity to cure the identified deficiencies;

               (c) Termination Without Cause. Company may terminate this Agreement without cause (as "cause" is defined above), subject to the provisions of the Paragraph entitled "Obligations Upon Termination."

               (d) Company Breach. In the event of any material breach of this Agreement by Company, Consultant shall be entitled to terminate this Agreement thirty (30) days following written notice to Company, which notice shall identify such breach and shall give Company the opportunity to cure such breach within such thirty (30) day period; provided, however, that the cure period for failure to pay Consultant the Compensation when due is five (5) business days.

         5. Election Not to Proceed. Company has the right to terminate this Agreement immediately upon written notice to Consultant if it elects not to continue to actively proceed with the development and/or operation of the business described in Recital A for the remainder of the Term; provided, however, that as a condition to exercising such termination right, Company shall pay Consultant all Compensation due and payable as of the date thereof and unreimbursed business expenses in accordance with Company's customary policies. If Company so terminates and

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subsequently elects to restart development and/or operation of such business prior to the expiration of the Term, Company shall give Consultant notice thereof and Consultant shall have the opportunity for a period of thirty (30) days from such notice to reinstate the provision of Edward Winter's services and duties on behalf of Consultant under this Agreement promptly upon written notice to Company (but without compensation for the period during which the provision of such services and duties under this Agreement was terminated); provided, however, that Edward Winter is ready, willing and able to recommence the provision of his services and duties on behalf of Consultant hereunder upon expiration of such thirty (30) day period.

        6. Force Majeure. In the event of any event or reason beyond the reasonable control of the Company (including, without limitation, acts of nature, war, riot, shortage of materials, strike or labor disruption, blackouts, etc.) which materially interrupts or materially interferes with the development and/or operation of Company as a whole and which continues for more than forty-five (45) days ("Event of Force Majeure"), Company has the right to terminate this Agreement immediately upon notice to Consultant. If Company so terminates and the Event of Force Majeure ends prior to expiration of the Term, Company shall give Consultant notice thereof and Consultant shall have the opportunity for a period of thirty (30) days from such notice to reinstate the provision of Edward Winter's services and duties on behalf of Consultant under this Agreement promptly upon written notice to Company (but without compensation for the period during which the provisions of Edward Winter's services and duties on behalf of Consultant under this Agreement was terminated on account of Event of Force Majeure); provided, however, that Edward Winter is ready, willing and able to recommence his services and duties on behalf of Consultant hereunder within ten (10) business days of Consultant giving the Company timely notice of its intention to reinstate the provision of Edward Winter's services and duties on behalf of Consultant.

        7. Obligations Upon Termination.

               (a) Notwithstanding anything in this Agreement to the contrary, in the event of a termination for cause (as defined above), Company shall have no further obligations to Consultant under this Agreement (other than as otherwise specifically required by applicable law), except payment of the Compensation, and reimbursement of expenses (in accordance with Company's customary policies), and Company shall continue to have all other rights available hereunder at law or in equity.

               (b) Notwithstanding anything in this Agreement to the contrary, if Company provides Consultant notice that it has made an election to terminate this Agreement pursuant to either of the paragraphs entitled "Election Not to Proceed" or "Force Majeure," Company shall have no further obligations to Consultant under this Agreement (other than as otherwise specifically required by applicable law), except for payment of the Compensation through the date of termination, and reimbursement of business expenses in accordance with Company's customary policies, and Company shall continue to have all other rights available hereunder at law or in equity.

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        8. Reporting.

        Edward Winter, on behalf of Consultant, shall report to Marc Collins-Rector, David Neuman and the Chief Executive Officer, if any, of the Company, unless otherwise directed by same; provided, however, that in the event of any conflict in instructions from such persons, Mr. Winter will ultimately report to Marc Collins-Rector.

        9. Expenses.

        Consultant shall be entitled to reimbursement for all reasonable, ordinary and properly vouchered business and business-related entertainment expenses incurred in the performance of its services hereunder subject to the Company's policies and procedures with respect thereto as may be from time to time in effect (including, without limitation, regarding caps on expenses); provided, however, that if Company requires You to travel outside of Knoxville, Tennessee, Company shall furnish You with at least first class round-trip air travel (if available and if used) and first-class accommodations; provided, further, during the Term hereof, Company shall reimburse You for flying (via economy class) and housing Your family with You for up to one trip, with a maximum stay of one week. You shall also be entitled to be reimbursed for a reasonable portion of Your office expenses and administrative assistance in Knoxville, Tennessee.

        10. Assignment.

        Neither Party may assign its rights or delegate its duties hereunder without first having obtained the other Party's written consent to any such assignment and/or delegation, which consent may be withheld at such other Party's sole discretion for any reason whatsoever. Consent of any one assignment or delegation will not constitute a waiver of such Party's right to approve or disapprove any subsequent proposed assignment or delegation. Any such assignment or delegation without the consent of a Party will be void and will, at the option of such Party, constitute a default under this Agreement.

        11. Consultant Not Agent or Employee.

        Consultant and Company agree that Consultant and third parties engaged directly by Consultant (including, but not limited to, Edward Winter) rather than directly by Company are not and are not to be deemed employees, agents, joint venturers or partners of Company, but are rendering services hereunder as an independent contractor and/or employee of Consultant and/or subcontractor engaged by Consultant, and Consultant and third parties engaged directly by Consultant (including, but not limited to, Edward Winter) rather than directly by Company may not assume or create any obligation or responsibility on behalf of or in Company's name, except as expressly authorized in advance in writing by Company.

        12. No Withholding Obligation.

        Consultant and Company agree that Company will not make any payments or deduct any amounts for unemployment, pension or any other employer contributions, or withholding or other


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payroll or related taxes, from any payments to Consultant or third parties engaged directly by Consultant rather than directly by Company, including, without limitation, Edward Winter and other persons engaged by Consultant. Consultant shall (i) be solely responsible for any and all taxes or other required payments related to Edward Winter's and such third parties', (ii) comply with all federal, state and local income reporting requirements with respect to itself and third parties engaged by Consultant directly rather than directly by Company (including, but not limited to, Edward Winter), and shall
(iii) indemnify, defend, save and hold Company, its officers, directors, stockholders, agents, attorneys, employees, representatives, heirs, successors, and assigns, harmless from and against any and all actions, claims, losses, penalties, assessments, damages and other costs and expenses (including, without limitation, attorneys' fees and costs) arising out of or relating to such payments.

        13. Confidentiality.

               (a) Consultant shall not disclose the terms of this Agreement and/or its association with Company (other than to its professional advisors or its members and/or managers) without Company's prior approval which can be withheld by Company in its sole discretion. Consultant further agrees to execute and be bound by the Confidentiality Agreement attached hereto as Exhibit "B-1" and cause Edward Winter to execute and be bound by the Confidentiality Agreement attached hereto as Exhibit "B-2", both of which are incorporated herein by this reference and the execution of which are conditions precedent to Company's obligations under this Agreement.

               (b) Consultant shall not at any time during the Term be or become
(i) interested or engaged in any manner, directly or indirectly, either alone or with any person, firm or entity now existing or hereafter created, in any business which is or may be competitive with the business of Company or (ii) directly or indirectly involved as a stockholder or officer, director or employee of, or in any manner associated with, or aid or abet or give information or financial assistance to, any such business. The provisions of this subparagraph (b) shall not be deemed to prohibit Consultant's purchase or ownership, as a passive investment, of not more than five percent (5%) of the outstanding capital stock of any corporation whose stock is publicly traded. The foregoing shall not be construed as requiring the divestiture of any investment made by Consultant prior to the date hereof. Consultant further agrees to execute and be bound by the Code of Conduct attached hereto as Exhibit "C-1" and cause Edward Winter to execute and be bound by the Code of Conduct attached hereto as Exhibit "C-2", both of which are incorporated herein by reference and the execution of which are conditions precedent to Company's obligations under this Agreement.

               (c) Consultant hereby acknowledges that the provisions of this Paragraph are reasonable and necessary to protect the legitimate interests of Company and that any violation of such provisions may result in immediate and irreparable injury to Company, which cannot reasonably or adequately be compensated by monetary damages. In the event of a violation of the provisions of this Paragraph, Consultant further agrees that Company shall, in addition to all other remedies available to it, be entitled to seek equitable relief by way of injunction and any other legal or equitable remedies.

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               (d) Edward Winter by his acknowledgment on the signature page hereof agrees to be bound by each and every provision of this Paragraph 13.

        14. No Solicitation.

        Consultant shall not during the Term or for one (1) year thereafter induce or attempt to induce any employees or independent contractors (who are natural persons) of Company (or those of any of its subsidiaries, affiliates or related companies) to stop working for, contracting with or representing Company (or any of its subsidiaries, affiliates or related companies) or to otherwise alter their relationship with Company (or any of its subsidiaries, affiliates or related companies). Further, Consultant shall not during the Term or for one year thereafter induce or attempt to induce any employees, or independent contractors (who are natural persons) of Company to work for, contract with or represent, any competitors of Company (or any of its subsidiaries, affiliates or related companies), including Consultant or any third party subsequently employing Consultant.

        Consultant hereby acknowledges that the provisions of this Paragraph are reasonable and necessary to protect the legitimate interests of Company and that any violation of such provisions may result in immediate and irreparable injury to Company, which cannot reasonably or adequately be compensated by monetary damages. In the event of a violation of the provisions of this Paragraph, Consultant further agrees that Company shall, in addition to all other remedies available to it, be entitled to seek equitable relief by way of injunction and any other legal or equitable remedies.

        Edward Winter by his acknowledgment on the signature page hereof agrees to be bound by each and every provision of this Paragraph 14.

        15. Work for Hire.

        Other than as set forth on Schedule II attached hereto, all of the results and proceeds of all services of every kind or nature rendered by Consultant for Company, including, but not limited to, all (a) plans, methods, slogans, product names and/or ideas, (b) creative, literary, dramatic and/or musical material, elements, ideas, suggestions, plots, themes, titles, stories, characterizations and other material, and/or (c) scientific or technical material, elements, ideas or suggestions, whether or not in writing, which are created, suggested and/or obtained by Consultant in the course and scope of Consultant's performance of its obligations under this Agreement (collectively, the "Work"), shall be the sole property of Company. To the extent possible or required under applicable laws, including, without limitation, the U.S. Copyright Act, the Work shall be considered a "Work Made For Hire." If any element of the Work is not legally capable of being considered as such, then, in such event, Consultant hereby irrevocably assigns to Company in perpetuity, throughout the universe, all rights therein and thereto, including, but not limited to, copyright and any renewals and/or extensions thereof. Consultant hereby grants Company the right to change, add to, take from, translate, reformat and/or reprocess the Work in any manner Company may in its sole discretion determine. To the fullest extent allowable under any applicable law, Consultant hereby irrevocably waives or assigns to Company Consultant's so-called "moral rights" or "droit moral." Consultant and Company acknowledge

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and agree that the Compensation payable hereunder is, in part, in consideration of, and constitutes equitable remuneration for, any so-called rental right to the Work. Consultant agrees to immediately deliver to Company upon its request, but not later than upon completion of its services pursuant to this Agreement, all copies, notes, tapes, disks, etc. of the Work. Consultant agrees to execute and deliver to Company such assignments, certificates of engagement or other instruments as Company may require from time to time to evidence Company's ownership of the Work.

        Edward Winter by his acknowledgment on the signature page hereof agrees to be bound by each and every provision of this Paragraph 15.

        16. No Obligation to Use Consultant.

        Notwithstanding anything to the contrary contained in this Agreement, Company shall not be obligated to actually use the service of Consultant nor to publish, distribute, advertise, exploit or otherwise make any use of the work created or worked upon by it and in such instance Company's sole obligation to Consultant shall be to pay the Compensation due in accordance with and subject to Paragraph 3.

        Edward Winter by his acknowledgment on the signature page hereof agrees to be bound by each and every provision of this Paragraph 16.

        17. Representations and Warranties.

        Consultant hereby represents and warrants to Company as follows:

               (a) Consultant has full power and authority to execute and deliver this Agreement, and perform the transactions contemplated thereby.

               (b) This Agreement constitutes the legal, valid and binding obligation of Consultant, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors rights generally.

               (c) The execution and delivery of this Agreement, and the performance of the transactions contemplated thereby, will not (i) conflict with or violate the Operating Agreement or other organizational documents of Consultant, or (ii) conflict with, violate or constitute a material breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) of any provision of any contract, agreement or understanding applicable to Consultant, or violate any statute, law, rule, regulation, decree, injunction, judgment, order, ruling or writ applicable to Consultant.

               (d) Consultant understands that Edward Winter's provision of services and duties to Company on behalf of Consultant hereunder is critical to Company, and that Company

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would not have entered into this Agreement but for the provision of such services and duties solely by Edward Winter.

        18. Indemnity.

        Each Party (an "Indemnifying Party") agrees to defend, indemnify and hold harmless the other Party, its respective successors, assigns, and affiliated companies and the directors, officers, stockholders, employees, agents, attorneys and representatives of each of the foregoing (collectively, an "Indemnified Party"), from any damage, loss, liability, cost, penalty, award or expense of any kind (including, without limitation, attorneys' fees and costs) (collectively, "Liability") incurred, directly or indirectly, as a result of (i) the breach of any representation or warranty by such Indemnifying Party hereunder; (ii) the breach of any covenant, agreement or other provision of this Agreement by such Indemnifying Party; or (iii) any intentional or negligent act or omission by such Indemnifying Party in the course of performance of this Agreement. This indemnity does not require payment of Compensation by Company as a condition precedent to recovery from Consultant hereunder. Company may keep any accrued Compensation due to Consultant hereunder to offset Consultant's payment to Company of any Liability under this indemnity and Consultant shall remain obligated for the amount of said Liability to the extent such kept payments are insufficient to satisfy the Liability. If the Indemnified Party so elects, the Indemnified Party shall have the absolute right to control any litigation of or resolution of any claim, demand or action to which this indemnity applies.

        19. No Implied Waivers.

        The failure of either party at any time to require performance by the other party of any provision hereof will not affect in any way the full right to request such performance at any time thereafter, nor will the waiver by either of a breach of any provision hereof be taken or held to be a waiver of any subsequent breach or of the provision itself.

        20. Remedies.

        Consultant agrees that it shall not be entitled to injunctive or equitable relief against Company with respect to Company's performance of its obligations, and is limited to its remedies at law. All remedies accorded herein or otherwise available to the parties are cumulative, and no one such remedy shall be exclusive to any other except as limited by the Paragraph entitled ("Choice of Law, Jurisdiction and Venue"). The pursuit by a party to this Agreement of any remedy under this Agreement or otherwise shall not be deemed to waive any other or different remedy which may be available to such party under this Agreement or otherwise. Without waiving any of a Party's rights or remedies under this Agreement or otherwise, such Party may from time-to-time recover, by action, any damages arising out of any breach of this Agreement by the other Party, and may institute and maintain subsequent actions for additional damages which may arise from the same or other breaches. The commencement or maintaining of any such action or actions by a Party shall not constitute an election on such Party's part to terminate this Agreement or constitute or result in termination of the other Party's obligations hereunder unless such Party shall expressly so elect by written notice to the other Party.

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        21. Garnishment.

        If Company is required because of the service of any garnishment or by the terms of any contract or assignment executed by Consultant to pay all or any portion of the Compensation hereunder to any other person or entity, the withholding of payment of such compensation or any portion thereof shall not be construed as breach by Company of this Agreement. Consultant further agrees to indemnify Company for its Liability related in any way to such a service of garnishment.

        22. Publicity.

        Consultant hereby irrevocably grants Company the right, during the Term, to use Edward Winter's approved professional biography with respect to advertising, promotion and publicity relating to the Company and/or its products and services. Consultant agrees that Company shall have the right to issue publicity concerning Edward Winter and/or Consultant with respect to this Agreement, the results and proceeds of Consultant's services hereunder and Company and/or Company's products and services. Notwithstanding the foregoing, Consultant may make incidental, nonderogatory references to Company and/or its products and services after such time as Company publicly announces this Agreement.

        23. Captions.

        Captions in this Agreement are inserted for convenience of reference only and do not define, describe or affect the construction or interpretation or limit the scope or the intent of this Agreement or any of the terms or provisions hereof.

        24. Arbitration.

               (a) Except for Company's right to seek immediate injunctive and equitable relief in accordance with the provisions of this Agreement, the parties hereto agree that all disputes, claims and other matters in controversy arising out of or relating to this Agreement, or the interpretation, performance or breach thereof, shall be submitted to binding arbitration in accordance with the provisions and procedures of this Paragraph 24. This arbitration requirement shall include, without limitation, the agreement by Consultant to submit to arbitration any and all claims arising out of any alleged discrimination or harassment, including, but not limited to, those covered by the California Fair Employment and Housing Act, the 1961 Civil Rights Act, 42 U.S.C. Sections 2000e et seq. (Title VII), the Age Discrimination in Employment Act, and the Americans With Disabilities Act.

               (b) The arbitration provided for in this Paragraph 24 shall take place in Los Angeles County, California, in accordance with the provisions of Title 9, Sections 1280 et seq. of the California Code of Civil Procedure, except as provided to the contrary hereunder. The arbitration shall be held before and decided by a single neutral arbitrator. The single neutral arbitrator shall be selected in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (the "AAA"), as effective on June



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1, 1997, or as thereafter amended and currently in force (the "AAA Rules"), or by a process mutually agreed upon by the Parties. If no agreement can be reached as to the process for selecting the arbitrator or if the agreed method fails, the arbitrator shall be appointed by the AAA.

               (c) The parties hereto shall mutually agree upon the date and location of the arbitration, subject to the availability of the arbitrator. If no agreement can be reached as to the date and location of the arbitration, the arbitrator shall appoint a time and place in accordance with the provisions of the AAA Rules, except that the arbitrator shall give not less than thirty (30) days' notice of the hearing unless the parties hereto mutually agree to shorten time for notice.

               (d) The arbitrator shall issue a written reasoned decision consistent with applicable law. The arbitrator shall not have the authority to award punitive damages. The decision of the arbitrator may be confirmed pursuant to the provisions of California Code of Civil Procedure Section 1285, and shall not be appealable or correctable except to the extent it is inconsistent with applicable law and/or the express terms of this Agreement, however, it being understood that a petition to vacate an award for any of the reasons set forth in California Code of Civil Procedure Section 1286.2(e) shall not be permitted.

        25. Completeness of Agreement.

        This Agreement (and the exhibits and schedules attached hereto), together with the Employment Agreement contemplated hereby and that certain Letter Agreement dated as of the date hereof, among Company, Ed Winter and Marc Collins-Rector, contains the entire agreement between the parties hereto relating to the transactions contemplated hereby and all prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are superseded and of no force and effect.

        26. Modification of Agreement.

        Except as otherwise provided for herein, no modification, waiver, amendment, discharge or change of this Agreement or any term or representation therein will be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge, or change is or may be sought.

        27. Attorneys' Fees.

        In the event either party commences litigation for the judicial interpretation, enforcement, breach or rescission hereof, the prevailing party will be entitled to recover reasonable attorneys' fees and court and other costs incurred.

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        28. Binding Effect.

        All terms of this Agreement will be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective legal representatives, successors, and assigns.

        29. Choice of Law, Jurisdiction, Venue.

        This Agreement shall be governed and interpreted by the laws of the State of California (without giving effect to any conflict of law provisions thereof) applicable to agreements entered into and to be fully performed therein. Subject to Paragraph 24 of this Agreement, the parties to this Agreement agree to submit to the exclusive jurisdiction and venue of the Los Angeles County Superior Court and/or the U.S. District Court for the Central District of California with respect to disputes arising under this Agreement, and hereby consent to service by U.S. Mail.

        30. Severability.

        In the event that any provision, or portion thereof, of this Agreement is held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, will not be affected thereby.

        31. Execution in Counterparts.

        This Agreement may be executed in counterparts. When each party has signed and delivered at least one counterpart, each counterpart shall be deemed an original and, when taken together with the other counterparts, shall constitute one agreement which shall be binding on and inure to the benefit of all parties. Photographic or facsimile copies of such signed counterparts may be used in lieu of the originals for any purpose.

        32. Interpretation.

        The parties agree that no portion of this Agreement shall be interpreted against a party because it was the drafting party of such portion of this Agreement.

        33. Survival.

        The representations, warranties and indemnities set forth in this Agreement shall survive the termination of this Agreement.

        34. Written Notice.

        Unless otherwise specifically provided herein, all notices, demands or other communications given hereunder will be in writing and will be deemed to have been delivered as of actual personal delivery or as of the third business day (excluding Saturdays) after mailing by


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United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

        If to Consultant, to:

               U30 Group LLC
               900 S. Gay Street
               Riverview Tower, 23rd Floor
               Knoxville, TN 37904

        With a copy to:

               Gentry, Tipton, Kizer, McLemore & Jendrek, P.C.
               800 South Gay Street, Suite 2610
               Knoxville, TN 37901
               Attn:  Timothy M. McLemore, Esq.

        If to Company, to:

               Digital Entertainment Network, Inc.
               2230 Broadway
               Santa Monica, CA  90404
               Attn:  General Counsel

        With a copy to:

               Katten Muchin & Zavis
               1999 Avenue of the Stars, Suite 1400
               Los Angeles, California  90067
               Attn:  Susan A. Grode, Esq.

        35. Acknowledgment of Edward Winter.

        Edward Winter acknowledges that he has read this Agreement, confirms his understanding that Consultant has undertaken to provide the services under this agreement through him and hereby covenants and agrees that he shall abide by the terms of this Agreement and provide the services described herein on behalf of the Consultant.

THE UNDERSIGNED REPRESENTS THAT IT HAS CAREFULLY READ THIS AGREEMENT, HAS BEEN GIVEN A SUFFICIENT OPPORTUNITY TO CONSULT COUNSEL OF ITS CHOICE WITH RESPECT TO ENTERING INTO THIS AGREEMENT, THAT IT FULLY UNDERSTANDS THIS AGREEMENT'S FULL AND BINDING EFFECT, AND THAT IT IS SIGNING THIS AGREEMENT VOLUNTARILY.


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

        This Agreement has been executed by Consultant and Company effective as of the date first above written.


                                U30 GROUP, LLC, a Tennessee limited liability company ("Consultant")



                                By: /s/ EDWARD WINTER
                                   ---------------------------------------------
                                   Name: Edward Winter
                                   Title: Founder & Chief Manager


                                DIGITAL ENTERTAINMENT NETWORK, INC.,
                                a Delaware corporation ("Company")


                                By: /s/ ALAN FRIEL
                                   ---------------------------------------------
                                   Name: Alan Friel
                                   Title: GC, EUP

ACKNOWLEDGED:


/s/ EDWARD WINTER
---------------------------
Edward Winter



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